Exhibit 10

================================================================================

                                  AMENDMENT TO

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 ROOMLINX, INC.,

                             ARC COMMUNICATIONS INC.

                                       AND

                              RL ACQUISITION, INC.

                            DATED: FEBRUARY 25, 2004

================================================================================

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment"), dated as of February 25, 2004, is made and entered into by and among ROOMLINX, INC., a Nevada corporation ("RoomLinX"), ARC COMMUNICATIONS INC., a New Jersey corporation ("ARC"), and RL ACQUISITION, INC., a Nevada corporation and wholly-owned subsidiary of ARC ("RL"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement (as hereinafter defined).

                                   BACKGROUND

         WHEREAS, the parties have executed an Agreement and Plan of Merger, dated as of December 8, 2003 (the "Merger Agreement"), pursuant to which they have agreed to effect the merger of RoomLinX with and into RL, with RL the surviving entity, and, immediately thereafter, to effect the merger of RL with and into ARC, with RL the surviving entity; and

         WHEREAS, the parties hereto desire to make certain amendments to the Merger Agreement upon the terms and subject to the conditions more fully set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                         AMENDMENETS TO MERGER AGREEMENT

         Section 1.1 The first sentence of Section 1.5 of the Merger Agreement is hereby amended and restated in its entirety as set forth below:

         "At the Effective Time, each of the directors and officers of RL and ARC immediately prior to the Effective Time shall resign or be removed from office and concurrently therewith the directors of the Surviving Corporation shall be comprised of two directors designated by RoomLinX (the "RoomLinX Designees"), one director designated by ARC (the "ARC Designee") and two directors designated by the RoomLinX Designees and the ARC Designee (which two directors may be designated concurrently with or subsequent to the Effective Time, at the discretion of the RoomLinX Designees and the ARC Designee), such directors to hold office, subject to the applicable provisions of the articles of incorporation and bylaws of the Surviving Corporation, until the next annual stockholders' meeting of the Surviving Corporation and until their respective successors shall be duly elected or appointed and qualified."

         Section 1.2 Section 1.7 of the Merger Agreement is hereby amended and restated in its entirety as set forth below:

         "Section 1.7      Merger Consideration.

         (a) At the Effective Time, RoomLinX Shares, other than RoomLinX Shares held in treasury (which shall be canceled pursuant to Section 1.6(b) above), by virtue of the Merger and without any action on the part of the holders thereof (the "RoomLinX Stockholders"), automatically shall be canceled and extinguished and converted into the right to receive in the aggregate (a) 68,378,346 shares of ARC Common Stock (the "ARC Merger Shares"); provided that 10,000,000 ARC Merger Shares shall immediately be deposited in escrow for a period of six months from the Closing Date to secure the indemnification obligations of RoomLinX set forth herein, in accordance with the terms of an escrow agreement to be executed by the parties on the Closing Date (the "Escrow Agreement"), and
(b) options and/or warrants to purchase 11,465,001 shares of ARC Common Stock; provided that such options and/or warrants shall have an exercise price of not less than $.20 per share, shall not be entitled to "cashless" exercise provisions and shall be exercised within two years of the Closing Date. At the Effective Time, the RoomLinX Stockholders shall deliver stock certificates representing all of the issued and outstanding RoomLinX Shares to ARC and ARC shall (x) issue to the RoomLinX Stockholders in exchange therefor stock certificates representing the ARC Merger Shares, 10,000,000 of which shall be delivered to the escrow agent in accordance with the Escrow Agreement, and (y) authorize the issuance of the options and/or warrants referred to above.

         (b) Intentionally Omitted."

         Section 1.3 Section 3.10 of the Merger Agreement is hereby amended and restated in its entirety as set forth below:

         "Section 3.10 Conduct of Business. Except as expressly contemplated by this Agreement, from the date of this Agreement until the Closing, ARC shall operate its business in the ordinary course and in a commercially reasonable manner and will make all reasonably necessary efforts to preserve intact its business and its relationships with third parties, the goodwill it has accrued and the services of its existing officers, employees and directors. Notwithstanding the foregoing, the parties acknowledge that it is the intention of ARC to wind down the existing ARC business model and to liquidate all Assets of ARC (the "ARC Liquidation")."

         Section 1.4 Article 5 of the Merger Agreement is hereby amended and restated in its entirety as set forth below:

         "The closing ("Closing") of the Merger and any other transactions contemplated by this Agreement shall take place at the law offices of Westerman Ball Ederer Miller & Sharfstein, LLP, 170 Old Country Road, Mineola, New York 11501 within ten (10) days after satisfaction of the conditions set forth in
Article 6 hereof, but no later than May 14, 2004, or at such other place and time and on such other date, as the parties may agree upon in writing ("Closing Date")."

         Section 1.5 Each of subsections (a), (h), (i) and (o) of Article 6 is hereby amended and restated in its entirety as set forth below:

         "(a) ARC shall have complied with Regulation 14A or Regulation 14C, as the case may be, under the Exchange Act and shall have obtained the approval of the holders of the requisite number of shares of ARC Common Stock to (i) an amendment to the articles of incorporation of ARC to (A) increase the number of authorized shares of ARC Common Stock to 250,000,000 shares and (B) change the name of ARC to RoomLinX, Inc., or such other name as RoomLinX may direct (the "Amended Certificate"), (ii) the Merger, and (iii) the ARC Liquidation;

         (h) Effective as of the Effective Time, the Board of Directors of the Surviving Corporation shall be comprised of the RoomLinX Designees and the ARC Designee;

         (i) The ARC Liquidation shall have been completed prior to the Closing;

         (o) Effective as of the Effective Time, ARC shall issue options to purchase 250,000 shares of ARC Common Stock at an exercise price of $0.20 per share having a three year term and "cashless exercise" provisions, and 250,000 shares of ARC Common Stock to Rodman and Renshaw in consideration for its services as financial advisor to RoomLinX in connection with the Merger."

         Section 1.6 Subsection (b) of Article 9 is hereby amended and restated in its entirety as set forth below:

         "(b) by RoomLinX or ARC (on behalf of RL), if the Effective Time shall not have occurred as soon as reasonably practicable but no later than May 14, 2004; provided, however, that the right to terminate this Agreement under this
Section 9(b) shall not be available if the reason the Effective Time has not occurred is the intentional failure by the party seeking termination to fulfill any obligation under this Agreement;"

                                   ARTICLE II
                                  MISCELLANEOUS

         Section 2.1 Full Force and Effect. Except as amended hereby, the terms of the Merger Agreement remain in full force and effect.

         Section 2.2 Counterparts. This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 2.3 Governing Law; Venue. This Amendment shall be construed in accordance with, and governed by, the law of the State of New York without regard to any principles of conflicts of law. The parties hereby agree that any action, suit, arbitration or other proceeding arising out of or related to this Amendment shall be brought, maintained and conducted only in New York, and each party hereby irrevocably consents and submits to the personal jurisdiction of and venue in the United States District Court for the Eastern District of New York and the New York State Courts in any such proceeding.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties to this Amendment have duly executed it as of the day and year first set forth above.

                                             ROOMLINX, INC.

                                             By: /s/ Robert Lunde
                                                 -----------------------------
                                                 Chief Executive Officer

                                             ARC COMMUNICATIONS INC.

                                             By: /s/ Peter A. Bordes
                                                 -----------------------------
                                                 Chief Executive Officer

                                             RL ACQUISITION, INC.

                                             By: /s/ Peter A. Bordes
                                                 -----------------------------
                                                 Chief Executive Officer